QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HERITAGE PROPERTY INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

04-3474810
(I.R.S. Employer Identification Number)

535 Boylston Street
Boston, Massachusetts 02116
(617) 247-2200
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Copy to:
Thomas C. Prendergast President and Chief Executive Officer Heritage Property Investment Trust, Inc. 535 Boylston Street Boston, MA 02116 (617) 247-2200	Victor J. Paci, Esq. Stephen H. Faberman, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 (617) 951-8000

(Address, including zip code and telephone number, including area code of agent for service of process)

        Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)

Debt Securities	(4)	(4)

Preferred Stock, $0.001 par value per share	(4)	(4)

Common Stock, $0.001 par value per share	(4)	(4)

Warrants(5)	(4)	(4)

Total:			$500,000,000(6)	$40,450(7)

(1)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)
In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or corporate currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $500,000,000, together with the other securities issued hereunder.

(3)
Estimated solely for purposes of calculating the registration fee under Rule 457.

(4)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5)
Subject to note (6) below, there is being registered hereunder an indeterminate amount and number of Warrants of the Company, representing rights to purchase certain of the Debt Securities, Preferred Stock or Common Stock of the Company registered hereunder.

(6)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(7)
Calculated under Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 7, 2003

Prospectus
$500,000,000

HERITAGE PROPERTY INVESTMENT TRUST, INC.

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
WARRANTS

        We may from time to time offer in one or more series:

  (i)
  our debt securities;

  (ii)
  shares of our preferred stock;

  (iii)
  shares of our common stock; and

  (iv)
  warrants to purchase our debt securities or shares of our preferred or common stock.

        We may offer these securities up to an aggregate public offering price of up to $500,000,000 and on terms to be determined at the time of the offering. Our debt securities, our preferred stock, our common stock and our warrants (collectively referred to as our "securities"), may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

  •
  In the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), denominations, maturity, interest rate (or manner of calculating the interest rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into shares of our preferred stock or common stock, covenants and the initial public offering price;

  •
  In the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and the initial public offering price; and

  •
  In the case of our common stock, the initial public offering price.

        In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

        Investing in our securities involves risks. You should carefully read the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated herein by reference.

        Our common stock is listed on the New York Stock Exchange under the symbol "HTG". On October 3, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $29.49.

        You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to make sales of any securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This prospectus is dated                        , 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Heritage, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

        We also make available free of charge on or through our Internet website (http://www.heritagerealty.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file that material with, or furnish it to, the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that are filed with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference into this prospectus:

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on March 28, 2003;

  •
  our Current Reports on Form 8-K filed on January 17, 2003, February 10, 2003, April 9, 2003, May 12, 2003, June 17, 2003, August 4, 2003, September 23, 2003 and October 7, 2003; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to:

    Investor Relations
    Heritage Property Investment Trust, Inc.
    535 Boylston Street
    Boston, Massachusetts 02116
    (617) 247-2200

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results. The factors that could cause our actual results to differ materially from current expectations include financial performance and operations of our shopping centers, including of our tenants, real estate conditions, current and future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the SEC.

        Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing those forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT", and one of the nation's largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of June 30, 2003, we had a shopping center portfolio consisting of 155 shopping centers, located in 27 states and totaling approximately 31.5 million square feet of total gross leasable area, of which approximately 26.5 million square feet is company-owned gross leasable area. Our shopping center portfolio was approximately 92.0% leased as of June 30, 2003.

        We are headquartered in Boston, Massachusetts and have 15 regional offices located in the Eastern and Midwestern United States. As of June 30, 2003, we also owned four office buildings.

        Our business strategy has been, and will continue to be, to generate stable and increasing cash flow and asset value by acquiring and managing a portfolio of real estate properties located in attractive markets with strong economic and demographic characteristics. Our business strategy consists of the following elements:

  •
  Building and leveraging our long-term tenant relationships.  An important priority in managing our business is establishing and developing strong, lasting relationships with our tenants. We believe that we have been successful in consistently meeting or exceeding the expectations and demands of our tenants. Over the years, this strategy has allowed us to forge mutually beneficial business relationships, enabling our tenants, through our broad geographic focus and contacts, to enter new markets and leverage opportunities to increase their presence in and across markets. We intend to continue to leverage our existing tenant relationships as we grow and expand our business.

  •
  Maximizing cash flow from our properties by continuing to enhance the operating performance of each property.  We manage our properties through a centralized property management and leasing program, which enables us to achieve operating, marketing and leasing efficiencies. We aggressively lease currently available space and space that becomes available, both to existing and new tenants.

  •
  Targeting redevelopment and expansion projects that we believe will generate substantial returns.  We seek to leverage our operating and redevelopment capabilities to capitalize on prospects within our existing portfolio. In particular, we are currently exploring opportunities to expand our existing centers, to reposition our tenant mix and, where appropriate, to lease parcels on our properties with minimal incremental cost.

  •
  Increasing the number of anchor tenants to enhance the consumer traffic at our neighborhood and community shopping centers.  We believe that securing multiple anchors at a property enhances the attractiveness of the center by increasing consumer traffic, which enhances the performance of our non-anchor tenants within the remaining available space of a center. We believe that there are additional opportunities to increase the number of anchor tenants at some of the existing properties in our portfolio.

  •
  Pursuing opportunities to acquire primarily grocer-anchored neighborhood and community shopping centers.  We utilize our knowledge of key markets to pursue opportunistic acquisitions of primarily grocer-anchored shopping centers with a multi-anchored focus. Our acquisition activities are focused primarily in the 27 states in which we currently operate in the Eastern and Midwestern United States. We seek properties at attractive investment yields with potential growth in cash flow that can benefit from our hands-on management, that may require repositioning or redevelopment, and are consistent in terms of quality, demographics and location with our existing portfolio. Our senior management team has developed long-standing relationships with institutional and other owners and operators of shopping center properties that have enhanced our ability to identify and capitalize on acquisition opportunities.

        At June 30, 2003, we had 131 total employees. Our employees include 27 leasing and support personnel, 50 property management and support personnel, 9 legal and support personnel, and 45 corporate management and support personnel.

RISK FACTORS

        You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the other information contained in this prospectus before deciding to invest in our securities.

EARNINGS RATIOS

        Our historical ratio of earnings to fixed charges for each of the periods indicated were as follows:

	Years Ended December 31,
Six Months Ended June 30, 2003				July 9, 1999 to December 31, 1999
	2002	2001	2000
1.56	1.19	1.13	1.67	7.41

        For purposes of computing the ratio of earnings to fixed charges:

  •
  earnings consist of net earnings, taxes on income and fixed charges, less capitalized interest; and

  •
  fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in that manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR SECURITIES

        We may offer under this prospectus one or more of the following categories of our securities:

  •
  unsecured senior debt securities

  •
  unsecured subordinated debt securities

  •
  warrants to purchase debt securities

  •
  shares of preferred stock, in one or more series

  •
  warrants to purchase shares of preferred stock

  •
  shares of common stock

  •
  warrants to purchase shares of common stock

        The terms of any specific offering of our securities, including the terms of any units of a combination of our securities, will be described in a prospectus supplement relating to that offering.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement or a pricing supplement. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.

        We may issue our debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture must be in the form filed as an exhibit to the Registration Statement containing this prospectus or in a form incorporated by reference to this prospectus in a post-effective amendment to the Registration Statement or in a Form 8-K. The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Because this description of debt securities is a summary, it does not contain all of the information that may be important to you. You should read all provisions of our indenture and our debt securities to ensure that you have all of the information you need to make an investment decision. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

General

        The debt securities offered by means of this prospectus will be our direct, unsecured obligations. Senior debt securities will rank equally with other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior to all of our subordinated debt securities that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt.

        Each indenture will provide that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to each indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us, by or pursuant to a resolution adopted by our board of directors, to act with respect to that series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated below or in an indenture, any action described to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under that indenture.

        Each supplement to this prospectus relating to a series of debt securities being offered will contain information on the specific terms of that security, including:

  •
  the title of the debt securities;

  •
  whether they are senior debt securities or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

  •
  the identity of the person to whom we will pay interest if it is anyone other than the noteholder;

  •
  when the principal of the debt securities will mature;

  •
  the interest rate, which may be fixed or variable, or its method of calculation;

  •
  when interest will be payable, as well as the record date for determining who we will pay interest to;

  •
  where the principal of, premium, if any, and interest on the debt securities will be paid;

  •
  any mandatory or optional sinking funds or similar arrangements;

  •
  when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

  •
  whether we have any obligation to redeem or repurchase the debt securities at the option of the holder;

  •
  the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

  •
  the amount that we will pay a holder if the maturity of the debt securities is accelerated if other than their principal amount;

  •
  the currency in which we will make payments to a holder and, if a foreign currency, the manner of conversion from United States dollars;

  •
  any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

  •
  whether the debt securities will be issued in certificated or book-entry form;

  •
  if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

  •
  the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

  •
  whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

  •
  any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

  •
  the name of the applicable trustee and the address of its corporate trust office; and

  •
  any other terms of the debt securities.

        Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount of that security to be payable upon declaration of acceleration of the maturity of that security. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to those securities will be described in the applicable prospectus supplement.

        A significant number of our properties are owned through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of those subsidiaries upon the liquidation or recapitalization of those subsidiaries or otherwise will be subject to the prior claims of those subsidiaries' respective secured and unsecured creditors (except to the extent that claims of ours as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus will be issuable in denominations of $1,000 and integral multiples and those in bearer form will be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities offered by means of this prospectus will be payable at the corporate trust office of the applicable trustee or an office or agency we establish in accordance with each indenture. However, at the our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register for the relevant debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus ("Defaulted Interest") will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date (the "Special Record Date") for the payment of that Defaulted Interest to be fixed by the applicable trustee, notice of which is to be given to the holder of that debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee or at an office or agency we establish in accordance with each indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the trustee referred to above. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

        Neither we nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

  (i)
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  (ii)
  register the transfer of or exchange any debt security, or portion of that series, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  (iii)
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Certain Covenants

        Existence.    Except as described under "—Merger, Consolidation or Sale of Assets" below, each indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and franchises. However, we will not be obligated to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities issued under each indenture.

        Maintenance of Properties.    Each indenture will require that we cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements, all as in our judgment may be necessary so that the business carried on in connection with that property may be properly and advantageously conducted at all times.

        Insurance.    Each indenture will require that we and each of our subsidiaries keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

        Payment of Taxes and Other Claims.    Each indenture will require that we pay or discharge or cause to be paid or discharged, before the same become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or of any subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or of any subsidiary, unless that lien would not have a material adverse effort upon that property. However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the we have set apart and maintain an adequate reserve.

        Provision of Financial Information.    Each indenture will provide that if we are required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, we will file those reports by the required date and, within 15 days of that date, deliver copies of all those reports to the trustees for and transmit a copy to each holder of debt securities offered by means of this prospectus. If we are not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, each indenture will require that we deliver to the applicable trustee and transmit to each holder of debt securities offered by means of this prospectus reports that contain substantially the same kind of information that would have been included in annual and quarterly reports filed with the SEC had we been required to file those reports.

        Additional Covenants.    Any additional material covenants of ours contained in each indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to those debt securities.

Merger, Consolidation or Sale

        Each indenture will provide that we may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other corporation, limited partnership, limited liability company, company, real estate investment trust or business trust, provided that

  (a)
  either we shall be the continuing corporation or other entity, or the successor corporation or other entity (if other than us) formed by or resulting from any merger or consolidation or which has received the transfer of our assets expressly assumes all of our obligations under that indenture;

  (b)
  immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result of the transaction as having been incurred by us or that subsidiary at the time of that transaction, no event of default under that indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, has occurred and be continuing; and

  (c)
  an officer's certificate and legal opinion covering these conditions is delivered to the trustees.

Events of Default, Notice and Waiver

        Each indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued under that indenture:

  (a)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (b)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due;

  (c)
  default in making any sinking fund payment as required for any debt security of that series;

  (d)
  default in the performance of any other covenant contained in the applicable indenture (other than a covenant added to that indenture solely for the benefit of a series of debt securities issued under the indenture other than that series), continued for 60 days after written notice as provided in that indenture;

  (e)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including leases, but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (f)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, any Significant Subsidiary or our property or any Significant Subsidiary;

  (g)
  a default in the conversion of securities of that series, continued for 15 days after written notice as provided in the applicable indenture; and

  (h)
  any other Event of Default provided with respect to a particular series of debt securities.

        The term "Significant Subsidiary" means each significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act.

        The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

        If an Event of Default under an indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the outstanding debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul that declaration and its consequences if:

  (a)
  we deposit with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

  (b)
  all Events of Default, other than the non-payment of accelerated principal (or specified portion of accelerated principal), with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in the applicable indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of that series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of all outstanding debt securities affected by the modification or amendment.

        Each indenture will require that each trustee give notice to the holders of debt securities within 90 days of a default under the applicable indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest payable on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding that notice to be in the interest of those holders.

        Each indenture will further provide that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under that indenture, except in the case of failure of the trustee thereunder, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates.

        Subject to provisions in each indenture relating to its duties in case of default, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under that indenture, unless those holders have offered to the applicable trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in that direction.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, as to his or her knowledge of our compliance with all conditions and covenants of the applicable indenture and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance.

Modification of the Indentures

        Modifications and amendments of each indenture may be made with the consent of the holders of not less than a majority in principal amount of all debt securities outstanding under the applicable indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

  (a)
  change the stated maturity of the principal of (or premium, if any), or any installment of principal of or interest on, any debt security;

  (b)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security or indexed security that would be due and payable upon declaration of acceleration of the maturity of that debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

  (c)
  change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, with respect to that debt security;

  (d)
  impair the right to institute suit for the enforcement of any payment on or with respect to that debt security;

  (e)
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in that indenture; or

  (f)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

        The holders of not less than a majority in principal amount of any series of debt securities outstanding under each indenture will have the right to waive compliance by us with certain covenants in the applicable indenture with respect to that series of debt securities.

        Modifications and amendments of each indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued under each indenture for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the applicable indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add Events of Default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the applicable indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form. However, that action may not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the applicable indenture. However, any change or elimination will become effective only when there are no debt securities outstanding of any series issued under the indenture created prior to that change or elimination which are entitled to the benefit of that provision;

  •
  to secure the debt securities of the securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into shares of our common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the applicable indenture; or

  •
  to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of that debt securities, provided that that action will not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  (i)
  the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of determination upon declaration of acceleration of the maturity,

  (ii)
  the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in (i) above),

  (iii)
  the principal amount of an indexed security that will be deemed outstanding will be the principal amount of that indexed security on the issue date, unless otherwise provided with respect to that indexed security pursuant to the applicable indenture, and

  (iv)
  debt securities owned by us or by any other obligor upon the debt securities or any affiliate of ours or of that other obligor will be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by us, pursuant to a resolution adopted by our board of directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of that series, in any case upon satisfaction of any conditions and upon notice given as provided in the applicable indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by that action, or of the holders of that series and one or more additional series:

  (i)
  there is to be no minimum quorum requirement for that meeting and

  (ii)
  the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, upon our request, any indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either to:

  (a)
  defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) ("defeasance") or

  (b)
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under

    "—Certain Covenants"), and any omission to comply with these obligations will not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"),

        in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in that currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates for those payments.

        A trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        "Government Obligations" means securities which are

  (i)
  direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

  (ii)
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by that custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of that depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by that depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  (a)
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency other than that in which the deposit has been made in respect of that debt security, or

  (b)
  a Conversion Event (as defined below) occurs in respect of the currency in which that deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate.

        "Conversion Event" means the cessation of use of:

  (i)
  a currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

  (ii)
  the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

  (iii)
  any currency unit or composite currency other than the ECU for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars. In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the applicable indenture (which sections would no longer be applicable to those debt securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in that currency in which those debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into our shares of common stock or preferred stock will be set forth in the applicable prospectus supplement relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation of the conversion price), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or "MGCL," our charter, or our "articles," and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are on file with the SEC.

Authorized Stock

        Our articles provide that we may issue up to 200,000,000 shares of voting common stock, par value $.001 per share (the "Common Stock"), and 50,000,0000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). On September 30, 2003, the Company had 42,111,675 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

        Under Maryland law, a stockholder is not personally liable for our obligations solely as a result of his or her status as a stockholder. Our articles provide that no stockholder will be liable for any of our debts or obligations by reason of being a stockholder nor will any stockholder face any personal liability in tort, contract or otherwise to any person that relates to our property or affairs by reason of being a stockholder. Our articles further provide that we will have the power to indemnify each present or former stockholder against any claim or liability to which the stockholder may become subject by reason of being or having been a stockholder and to reimburse each stockholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where stockholder liability is not so negated, claims for taxes and some statutory liability, stockholders may, in some jurisdictions, be personally liable to the extent that those claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider to be adequate, any risk of personal liability to stockholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy claims against us or our stockholders.

DESCRIPTION OF OUR COMMON STOCK

        The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any prospectus supplement may relate, including a prospectus supplement providing that Common Stock will be issuable upon conversion or exchange of debt securities or Preferred Stock of the Company or upon the exercise of warrants to purchase Common Stock issued by the Company. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles, our bylaws and the MGCL.

        Subject to the preferential rights of any other class or series of shares of stock, holders of shares of our Common Stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

        Each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of Common Stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities other than as set forth in our amended stockholders agreement with respect to Net Realty

Holding Trust, our largest stockholder. The Common Stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

        The transfer agent and registrar for the Common Stock is LaSalle National Bank.

DESCRIPTION OF OUR PREFERRED STOCK

        Our articles provide that we may issue up to 50,000,0000 shares of Preferred Stock. We currently have two authorized classes of Preferred Stock, Series B Cumulative Redeemable Perpetual Preferred Stock, or Series B Preferred Stock, and Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C Preferred Stock. There are no shares of Series B or Series C Preferred Stock currently issued and outstanding. These series of Preferred Stock will only be issued upon conversion of certain preferred units of limited partnership interests in our subsidiary, Bradley Operating Limited Partnership.

        Under our articles, shares of Preferred Stock may be issued from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each series, our board of directors is required by the MGCL to adopt resolutions and file articles supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of those shares might believe to be in their best interests or in which holders of some, or a majority, of those shares might receive a premium for their shares over the then market price of those shares. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of Preferred Stock offered by that supplement will describe the specific terms of those securities, including:

  (1)
  the title and stated value of that Preferred Stock;

  (2)
  the number of shares of that Preferred Stock offered, the liquidation preference per share and the offering price of that Preferred Stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that Preferred Stock;

  (4)
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that Preferred Stock will accumulate;

  (5)
  the voting rights applicable to that Preferred Stock;

  (6)
  the procedures for any auction and remarketing, if any, for that Preferred Stock;

  (7)
  the provisions for a sinking fund, if any, for that Preferred Stock;

  (8)
  the provisions for redemption, if applicable, of that Preferred Stock;

  (9)
  any listing of that Preferred Stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which that Preferred Stock will be convertible into shares of the Common Stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

  (11)
  a discussion of federal income tax considerations applicable to that Preferred Stock;

  (12)
  any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with that series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

  (13)
  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  (14)
  any other specific terms, preferences, rights, limitations or restrictions of that Preferred Stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

  •
  senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

        Dividends on any series or class of our Preferred Stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of Preferred Stock for which dividends are noncumulative, then the holders of that series or class of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of Preferred Stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the Preferred Stock of any other series or class ranking, as to dividends, on a parity with or junior to the Preferred Stock of that series or class for any period unless:

  •
  the series or class of Preferred Stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the Preferred Stock of that series or class for all past dividend periods and the then current dividend period; or

  •
  the series or class of Preferred Stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the Preferred Stock of that series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Preferred Stock of any series or class and the shares of any other series or class of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of that series or class, then all dividends authorized on shares of Preferred Stock of that series or class and any other series or class of Preferred Stock ranking on a parity as to dividends with that Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of that series or class and other series or class of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend) and that other series or class of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Stock of that series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if that series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if that series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends (other than in the Common Stock or other stock of ours ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the Preferred Stock of that series or class as to dividends or upon liquidation. In addition, Common Stock or any other stock of ours ranking junior to or on a parity with the Preferred Stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation).

        Any dividend payment made on shares of a series or class of Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement so states, the shares of Preferred Stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a series or class of Preferred Stock that is subject to mandatory redemption will specify the number of shares of that Preferred Stock that are to be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that

Preferred Stock (which will not, if that Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if the series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, no shares of that series or class of Preferred Stock may be redeemed unless all outstanding shares of Preferred Stock of that series or class are simultaneously redeemed. However, that this will not prevent the purchase or acquisition of shares of Preferred Stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of that series or class.

        In addition, unless:

  •
  if the series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if the series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, the Company may not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of that series or class (except by conversion into or exchange for our stock ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of Preferred Stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class.

        If fewer than all of the outstanding shares of Preferred Stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series of the Preferred Stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the Preferred Stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of Preferred Stock to be redeemed from each holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of Preferred Stock, those shares of Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of Common Stock or any other series or class of stock ranking junior to any series or class of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of Preferred Stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the Preferred Stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of Preferred Stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of any series or class of Preferred Stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of Preferred Stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series or class of Preferred Stock, so long as any shares of Preferred Stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

  •
  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

  •
  amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of Preferred Stock or the holders of the Preferred Stock.

        However, any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series or class of Preferred Stock, or any increase in the amount of authorized shares of such series or class or any other series or class of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of Preferred Stock are convertible into shares of Common Stock will be set forth in the applicable prospectus supplement. The terms will include:

  •
  the number of shares of common stock into which the Preferred Stock is convertible;

  •
  the conversion price (or manner of calculation of the conversion price);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us,

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the Preferred Stock.

Transfer Agent

        The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

        We may issue securities warrants for the purchase of our debt securities, Preferred Stock, or Common Stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as an agent of the Company in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

  •
  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

  •
  the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that series of our Preferred Stock;

  •
  the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise;

  •
  the expiration date for exercising the warrant;

  •
  the minimum or maximum amount of warrants that may be exercised at any time;

  •
  a discussion of U.S. federal income tax consequences; and

  •
  any other material terms of the securities warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. A holder must exercise warrants for our Preferred Stock or Common Stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

        Until a holder exercises warrants to purchase our debt securities, Preferred Stock, or Common Stock, that holder will not have any rights as a holder of our debt securities, Preferred Stock, or Common Stock by virtue of ownership of warrants.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called "participants." Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of these participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

        For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

        The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of the number of shares or value, whichever is more restrictive, of our common stock and preferred stock, respectively. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board of directors, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board of directors has the right to refuse to permit the transfer of that stock.

        A transfer of our capital stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock beneficially or constructively owned by that person that are in excess of the ownership limit being automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after receiving notice from us of the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

        The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
RELATING TO THE TAXATION OF THE COMPANY

General

        The following is a general discussion of material United States federal income tax considerations relating to our qualification and entity-level taxation as a REIT that we anticipate will be relevant to investors in our securities. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and entity-level taxation as a REIT. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

        This summary does not attempt to address any tax considerations relevant to your acquisition, ownership, and disposition of our securities. Instead, the material federal income tax considerations relevant to your acquisition, ownership, and disposition of the securities offered by this prospectus will be provided in the applicable prospectus supplement that relates to those securities, since your tax treatment will vary depending upon the terms of the specific securities you acquire as well as your individual circumstances.

        We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

        Prospective investors considering the purchase of our securities should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our securities, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

Taxation of the Company

General

        We have elected to be treated as a REIT under Sections 856 through 860 of the Code, commencing with our initial taxable year, which ended December 31, 1999. We believe that we have been organized and have operated in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to continue to operate in such a manner. No assurance, however, can be given that we have operated, or that we will continue to operate, in a manner so as to qualify or remain qualified as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "—Failure to Qualify", below.

        So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

  •
  we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

  •
  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

  •
  if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

  •
  if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

  •
  if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

  •
  if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

  •
  if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

  •
  we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

General Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and—

  (i)
  is managed by one or more trustees or directors;

  (ii)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (iii)
  would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

  (iv)
  is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (v)
  has the calendar year as its taxable year;

  (vi)
  the beneficial ownership of which is held by 100 or more persons;

  (vii)
  at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

  (viii)
  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

        The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which ended December 31, 1999). Since we elected to be treated as a REIT for our initial taxable year, which ended December 31, 1999, these conditions currently apply to us and will apply to us in the future.

        The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. We would not have been, nor would we currently be, able to qualify as a REIT without the benefit of this "look-through" rule for qualified trusts, since our largest stockholder is a qualified trust that owned more than 50% (by value) of our stock from the time of our formation until our initial public offering in 2002, and has owned more than 40% (by value) of our stock since our initial public offering.

        A REIT will be considered to be a "pension-held REIT" if (i) it would not qualify as a REIT without the benefit of this "look-through" rule, and (ii) it is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if (i) one qualified trust holds more than 25% of the value of the REIT's stock, or (ii) one or more qualified trusts, each of whom hold more than 10% of the value of the REIT's stock, together hold more than 50% of the value of the REIT's stock. Applying this standard, we believe that we are currently a "pension-held REIT" and we anticipate that we will continue to be a "pension-held REIT" following the issuance of securities offered by this prospectus. However, depending upon the type and amount of securities offered, we may cease to be a "pension-held REIT" following the issuance of securities so offered. Moreover, we may cease to be a "pension-held REIT" if one or more qualified trusts do not maintain their ownership of our stock at the levels described above.

        Since we expect to remain a "pension-held REIT", any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as "unrelated business taxable income" ("UBTI") if 5% or more of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. In order to avoid realizing UBTI, we must satisfy a number of complicated requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business. In particular, compliance with those requirements may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us and to our other shareholders but that might cause certain of our tax-exempt shareholders to realize UBTI.

        We believe that we have satisfied the general requirements described above with respect to each taxable year beginning with our initial taxable year ended December 31, 1999. In addition, our articles include restrictions regarding the transfer of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (vi) and (vii) above. We intend to continue to comply with the requirement that we ascertain, and maintain records that disclose, the actual ownership of our shares. Although a failure to ascertain, or to maintain records that disclose, the actual ownership of our shares would not cause our disqualification as a REIT, a monetary fine may result.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We have not had a non-REIT taxable year and we have not acquired any earnings and profits from any other corporation from a non-REIT year.

Qualified REIT Subsidiaries

        We currently have [ten] qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of each of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified REIT subsidiaries will therefore not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

        We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

Partnerships and Disregarded Entities

        We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest", however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

        Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

  •
  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

  •
  Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property". Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

  •
  Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

  •
  Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We have not charged, and we do not anticipate charging, rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We have not received, and we do not anticipate receiving, a material amount of rents from any tenants that are related parties as described above. We have not received, and we do not anticipate receiving, rent attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to that property.

        We have provided, and will continue to provide, various services with respect to our properties, either directly or through one or more of our qualified REIT subsidiaries, Partnership Entities or Disregarded Entities, none of which is an "independent contractor" or a taxable REIT subsidiary. However, based upon our experience in the commercial markets in which our properties are located, we believe that all of those services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy so that the provision of the services will not jeopardize the qualification of rent from our properties as "rents from real property." If we were at any time to offer any services that are not considered to be "usual and customary," we intend to establish a taxable REIT subsidiary or to employ an adequately compensated independent contractor for that purpose.

Asset Tests

        To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

  •
  at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

  •
  not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

  •
  of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

        Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "—Taxation of the Company—General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to shareholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income", as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income". In this regard, we expect that as a result of our direct and indirect control of the Partnership Entities and Disregarded Entities through which we hold our properties, we will have the power to cause those entities to make distributions to us. It is possible, however, that, from time to time, we (and the Partnership Entities and Disregarded Entities through which we hold our properties) may not have sufficient cash or other liquid assets to meet these distribution requirements due to, among other reasons, timing differences between the actual receipt of income and the actual realization of deductible expenses taken into account in computing our "real estate investment trust taxable income," or our obligation to repay principal or to pay other amounts not currently deductible in full on our outstanding indebtedness. In the event that those circumstances do occur, we may, or we may cause one or more of our Partnership Entities or Disregarded Entities to, arrange for short-term, or possibly long-term, borrowings in order to obtain sufficient cash so that we are able to satisfy these distribution requirements. There can be no assurance that we will be able to arrange, or to cause one or more of our Partnership Entities or Disregarded Entities to arrange, for those borrowings.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of our current and accumulated earnings and profits, distributions to our stockholders will be taxable as dividends. Subject to limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction" in respect of those dividends. In addition, dividends that we pay to non-corporate distributees may be subject to federal income taxation at reduced rates to the extent those dividends constitute "qualified dividend income" within the meaning of the Code. Our failure to qualify as a REIT could substantially reduce the cash available to service our indebtedness and for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

Other Tax Considerations

State, Local and Non-U.S. Taxes

        We may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we transact business. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

        We may sell our securities domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.

        If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

        We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

        Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make.

        Any underwriters, dealers or agents that we use, as well as their affiliates, may be customers of the Company, or may engage in transactions with us or perform services for us in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.

        Certain federal income tax matters will be passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Heritage as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee	$40,450
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	200,000
Trustee's Fees and Expenses	15,000
Blue Sky Fees and Expenses	15,000
Printing and Engraving Fees	100,000
Miscellaneous	29,550

$600,000

Item 15. Indemnification of Directors and Officers.

        Our articles contain a provision permitted under Maryland General Corporation Law eliminating, with limited exceptions, each director's and officer's personal liability to us or our stockholders for monetary damages for breach of any duty as a director or officer. In addition, our articles permit and our Bylaws require us to indemnify our directors and officers from specified liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.

        In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreements of Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership, two partnerships in which we serve, directly or indirectly, as sole general partner.

Item 16. Exhibits

*1.1	Form of Common Stock Underwriting Agreement
*1.2	Form of Preferred Stock Underwriting Agreement
*1.3	Form of Debt Securities Underwriting Agreement
*1.4	Form of Warrants Underwriting Agreement
*4.1	Form of Indenture
*4.2	Form of Debt Security
*4.3	Form of Warrant Agreement
5.1	Opinion of Venable LLP regarding the legality of the securities being registered
8.1	Opinion of Bingham McCutchen LLP regarding certain tax matters
12.1	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 8.1)
23.3	Consent of KPMG LLP
24	Powers of Attorney (included in signature pages)
*25	Form T-1 Statement of Eligibility of the Senior Debt Trustee and the Subordinated Debt Trustee

*
To be filed either by amendment or incorporated herein by reference in connection with the offering of specific securities.

II-1

Item 17. Undertakings.

        (A)  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Heritage Property Investment Trust, Inc. has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 7th day of October, 2003.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
By:	/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive Officer for the Registrant

        Each person whose signature appears below appoints Thomas C. Prendergast and David G. Gaw, and both or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement thereto pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	CAPACITY	DATE

/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2003
/s/ DAVID G. GAW David G. Gaw	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2003
/s/ PATRICK O'SULLIVAN Patrick O'Sullivan	Vice President, Finance (Principal Accounting Officer)	October 7, 2003
/s/ J. LEO BARRY J. Leo Barry	Director	October 7, 2003
/s/ BERNARD CAMMARATA Bernard Cammarata	Director	October 7, 2003
/s/ ROBERT FALZON Robert Falzon	Director	October 7, 2003

/s/ RICHARD C. GARRISON Richard C. Garrison	Director	October 7, 2003
/s/ DAVID LAUGHTON David Laughton	Director	October 7, 2003
/s/ KEVIN PHELAN Kevin Phelan	Director	October 7, 2003
/s/ KENNETH K. QUIGLEY, JR. Kenneth K. Quigley, Jr.	Director	October 7, 2003
/s/ WILLIAM M. VAUGHN III William M. Vaughn III	Director	October 7, 2003
/s/ PAUL V. WALSH Paul V. Walsh	Director	October 7, 2003
/s/ ROBERT J. WATSON Robert J. Watson	Director	October 7, 2003

QuickLinks

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION BY REFERENCE
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
RISK FACTORS
EARNINGS RATIOS
USE OF PROCEEDS
DESCRIPTION OF OUR SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF OUR COMMON STOCK
DESCRIPTION OF OUR PREFERRED STOCK
DESCRIPTION OF WARRANTS
BOOK-ENTRY SECURITIES
RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE TAXATION OF THE COMPANY
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 17. Undertakings.
SIGNATURES